As filed with the  Securities  and Exchange  Commission  on August 25, 1997.
                                              Registration No. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             Registration Statement Under The Securities Act of 1933


                          BIRMINGHAM STEEL CORPORATION
               (Exact Name of Issuer as Specified in Its Charter)
                                    DELAWARE
                            (State of Incorporation)
                                   13-3213634
                        (IRS Employer Identification No.)
                       1000 Urban Center Drive, Suite 300
                         Birmingham, Alabama 35242-2516
                    (Address of Principal Executive Offices)


                          BIRMINGHAM STEEL CORPORATION
                           DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                               Catherine W. Pecher
                          Vice President and Secretary
                          Birmingham Steel Corporation
       1000 Urban Center Drive, Suite 300, Birmingham, Alabama 35242-2516
                     (Name and Address of Agent for Service)

                                 (205) 970-1200
          (Telephone Number, including area code, of Agent for Service)


                                    Copy to:
                                Gregory S. Curran
                               Balch & Bingham LLP
                             1901 Sixth Avenue North
                            Birmingham, Alabama 35203
                                 (205) 251-8100

                         CALCULATION OF REGISTRATION FEE


================================================================================
  Title of                      Proposed           Proposed           Amount
 Securities       Amount         Maximum            Maximum              of
   Being          Being       Offering Price       Aggregate        Registration
 Registered     Registered     Per Share (1)    Offering Price (1)      Fee
--------------------------------------------------------------------------------
Common Stock     100,000(2)       $18.00          $1,800,000          $545.45
$.01 par value
--------------------------------------------------------------------------------

(1) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the offering price is estimated solely for the purpose of determining the registration fee and is based on the average of the bid and asked prices of the common stock of Birmingham Steel Corporation on August 19, 1997.
(2) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares of securities registered on this Registration Statement will be increased as a result of future stock splits, stock dividends or similar transactions.
================================================================================

                                     PART I

                                EXPLANATORY NOTE

         Birmingham Steel Corporation (the "Registrant") is filing this Registration Statement on Form S-8 in order to register 100,000 shares of common stock, $.01 par value per share (the "Common Stock"), to be offered or sold pursuant to the terms and conditions of the Birmingham Steel Corporation Director Stock Option Plan (the "Plan").

         A prospectus meeting the requirements of Part I of Form S-8 and containing the statement required by Item 2 of Form S-8 has been prepared. Such prospectus is not included in this Registration Statement but will be delivered to all participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference: (i) the Registrant's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended June 30, 1996, (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, (iii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996, (iv) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, (v) the Registrant's Current Report on Form 8-K, dated December 12, 1996, as amended, and (vi) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A as filed with the Commission on January 22, 1988.

         All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference hereto shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director of officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaws, agreement, vote or otherwise.

         The Registrant's By-Laws provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law.

         The  Registrant  has  purchased   directors'  and  officers'  liability
insurance covering certain liabilities incurred by its officers and directors in connection with the performance of their duties.

         While the Registrant's By-Laws provide officers and directors with protection from awards for monetary damage for breaches of their duty of care, they do not eliminate such duty. Accordingly, the By-Laws will have no effect on the availability of equitable remedies such as an injunction or rescission based on an officer's or a director's breach of his or her duty of care.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

Sequential
Exhibit                               Description


 4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference from Registrant's Registration Statement on Form 8-A, filed November 16, 1986, Exhibit 2.2)

 4.2 By-Laws of the Registrant (incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1986,
       Exhibit 3.2)

 4.3 Secretary's certification and Amendment to By-Laws of Registrant dated August 17, 1990 (incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1990, Exhibit 3.2.1)

 4.4 Amendment to By-Laws of the Registrant dated June 27, 1991 (incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1991, Exhibit 3.2.3)

 4.5 Rights Agreement, dated as of January 16, 1996, between the Registrant and First Union National Bank of North Carolina, as Rights Agent (incorporated by reference from Registrant's Registration Statement on Form 8-A, as filed on January 23, 1996, Exhibit 4)

 4.6 Birmingham Steel Corporation Director Stock Option Plan (incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, Exhibit 10.1)

 5.1   Opinion of Balch & Bingham LLP regarding legality of Shares

23.1   Consent of Ernst & Young LLP

23.2   Consent of Balch & Bingham LLP (included in Exhibit 5.1)

24     Power of Attorney of the Officers and Directors of the Registrant

Item 9.  Undertakings.

         a.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) To transmit or cause to be transmitted to all participants in the Plan who do not otherwise receive such material as stockholders of the Registrant at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on August 22, 1997.


BIRMINGHAM STEEL CORPORATION



By:/s/ J. Daniel Garrett
J. Daniel Garrett
Its: Vice President and Controller





         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature
Title
Date



*
E. Mandell de Windt
Chairman-Executive Committee, Director
August 22, 1997


*
Robert A. Garvey
Chairman of the Board, Chief
Executive Officer, Director
(Principal Executive Officer)
August 22, 1997


*
Harry Holiday, Jr.
Director
August 22, 1997


*
C. Stephen Clegg
Director
August 22, 1997


*
George A. Stinson
Director
August 22, 1997

*
E. Bradley Jones
Director
August 22, 1997


*
Reginald H. Jones
Director
August 22, 1997


*
T. Evans Wyckoff
Director
August 22, 1997


*
William J. Cabaniss, Jr.
Director
August 22, 1997


*
Robert D. Kennedy
Director
August 22, 1997



/s/ J. Daniel Garrett
J. Daniel Garrett
Vice President and Controller
(Principal Financial and Accounting
Officer)
August 22, 1997



*By /s/ Catherine W. Pecher
Catherine W. Pecher
Attorney-in-Fact

                                INDEX TO EXHIBITS



Exhibit                           Description

 4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference from Registrant's Registration Statement on Form 8-A, filed November 16, 1986, Exhibit 2.2)

 4.2 By-Laws of the Registrant (incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1986,
      Exhibit 3.2)

 4.3 Secretary's certification and Amendment to By-Laws of Registrant dated August 17, 1990 (incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1990, Exhibit 3.2.1)

 4.4 Amendment to By-Laws of the Registrant dated June 27, 1991 (incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1991, Exhibit 3.2.3)

 4.5 Rights Agreement, dated as of January 16, 1996, between the Registrant and First Union National Bank of North Carolina, as Rights Agent (incorporated by reference from Registrant's Registration Statement on Form 8-A, as filed on January 23, 1996, Exhibit 4)

 4.6 Birmingham Steel Corporation Director Stock Option Plan (incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, Exhibit 10.1)

 5.1  Opinion of Balch & Bingham LLP regarding legality of Shares

23.1  Consent of Ernst & Young LLP

23.2  Consent of Balch & Bingham LLP (included in Exhibit 5.1)

24    Power of Attorney of the Officers and Directors of the Registrant

                        [BALCH & BINGHAM LLP LETTERHEAD]






                                                  August 22, 1997




Birmingham Steel Corporation
1000 Urban Center Drive
Suite 300
Birmingham, Alabama  35242-2516

         Re:      Birmingham Steel Corporation -- Registration Statement on
                  Form S-8

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended, of 100,000 shares of the common stock, $.01 par value per share (the "Common Stock"), of Birmingham Steel Corporation, a Delaware corporation (the "Corporation"), for issuance and sale in the manner described in the Corporation's Registration Statement on Form S-8 filed with the Securities and Exchange Commission, to which this opinion is an exhibit (the "Registration Statement"), we, as counsel to the Corporation, have examined such corporate records, certificates, and other documents as we considered necessary or appropriate for the purposes of delivering this opinion.

         On the basis of the foregoing, we are of the opinion that the Common Stock offered pursuant to the Registration Statement has been duly and validly authorized and is, or when issued in accordance with the respective governing documents will be, duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Yours very truly,


                             /s/ Balch & Bingham LLP

Exhibit 23.1



                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Birmingham Steel Corporation Director Stock Option Plan of our report dated August 2, 1996, with respect to the consolidated financial statements and schedule of Birmingham Steel Corporation included in its Annual Report (Form 10- K and Form 10-K/A) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP

August 21, 1997

Exhibit 24

                                POWER OF ATTORNEY


                  WHEREAS, the Board of Directors of Birmingham Steel Corporation (the "Company") has determined that it is in the best interest of the Company to register 100,000 shares of the Company's common stock for issuance under the Company's Director Stock Option Plan; and

                  WHEREAS, the Company proposes to file a registration statement on Form S-8 and amendments thereto under the Securities Act of 1933 with respect to the above-referenced plan.

                  NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of John M. Casey and Catherine W. Pecher their true and lawful attorney-in-fact for each of them and in each of their names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said registration statement and any appropriate amendments thereto, to be accompanied by any necessary exhibits.

                  The Company hereby authorizes said persons or any one of them to execute said registration statement and amendments thereto on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

                  The undersigned directors and officers of the Company hereby authorize said persons or any one of them to sign said registration statement on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement by appropriate amendment or amendments and to file the same as aforesaid, hereby giving and granting to said attorneys full power and authority to do so and perform all and every act and thing whatsoever requisite and necessary to complete the foregoing, hereby ratifying and confirming all that said attorneys may or shall do, or cause to be done, by virtue hereof.

                  DONE this the 30th day of June , 1997.



/s/ E. Mandell de Windt
E. Mandell de Windt


/s/ Robert A. Garvey
Robert A. Garvey

/s/ Harry Holiday, Jr.
Harry Holiday, Jr.


/s/ C. Stephen Clegg
C. Stephen Clegg


/s/ George A. Stinson
George A. Stinson


/s/ E. Bradley Jones
E. Bradley Jones


/s/ Reginald H. Jones
Reginald H. Jones


/s/ T. Evans Wyckoff
T. Evans Wyckoff


/s/ William J. Cabaniss, Jr.
William J. Cabaniss, Jr.


/s/ Robert D. Kennedy
Robert D. Kennedy


/s/ Robert E. Powell
Robert E. Powell


/s/ John M. Casey
John M. Casey